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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Elastic Networks Inc. on Form S-1 of our report dated June 16, 2000, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Historical Financial Information" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 29, 2000